UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) October 29, 2010

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169

(Address of Principal Executive Offices)                        (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 29, 2010, Scott C. Butera notified Tropicana Entertainment Inc. (the “Company”) of his intention to resign from his positions as President and Chief Executive Officer of, and from the Board of Directors of, the Company to accept a chief executive officer position at another company in the gaming industry.  As a result, Mr. Butera’s employment agreement with the Company will terminate on the date that Mr. Butera’s resignation becomes effective.  Mr. Butera’s employment agreement was filed with the SEC on March 11, 2010 as Exhibits 10.19-10.19(A) to the Company’s Current Report on Form 8-K.

On November 4, 2010, the Company issued a press release announcing Mr. Butera’s resignation.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information contained in Item 1.02 of this report is incorporated by reference in this Item 5.02(b).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: November 4, 2010

	By:	/s/ LANCE J. MILLAGE
	Name:	Lance J. Millage
	Title:	Senior Vice President, Finance and Treasurer